Exhibit 10.10

CONFIDENTIAL

INVESTMENT AND INVESTOR RIGHTS AGREEMENT

among

WHEELS UP EXPERIENCE INC.

and

THE INVESTORS LISTED ON SCHEDULE A HERETO

i

Schedule A	Schedule of Investors
Exhibit A	Registration Rights Agreement

ii

INVESTMENT AND INVESTOR RIGHTS AGREEMENT

This INVESTMENT AND INVESTOR RIGHTS AGREEMENT, dated as of September 20, 2023 (this “Agreement”), is among Wheels Up Experience Inc., a Delaware corporation (the “Company”), and the entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 1, 2021, as amended on May 6, 2021, by and among Aspirational Consumer Lifestyle Corp., a Cayman Islands exempted company limited by shares (“Aspirational”), Wheels Up Partners Holdings LLC, a Delaware limited liability company and the other parties thereto, the Company, Delta Air Lines, Inc. (“Delta”) and Aspirational entered into that certain Investor Rights Letter, dated as of February 1, 2021 (the “Original Investor Rights Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into that certain Credit Agreement, dated as of the date hereof, by and among the Company, U.S. Bank Trust Company, N.A., as administrative agent for the lenders party thereto, and the other parties thereto (the “Credit Facility”);

WHEREAS, in consideration of the transactions contemplated by the Credit Facility, the Company desires to issue to each Investor, and each Investor desires to accept from the Company, in separate transactions, the number of shares of Common Stock set forth opposite such Investor’s name in Schedule A hereto in accordance with the provisions of this Agreement (the “Investment”); and

WHEREAS, in connection with the transactions contemplated by this Agreement, the Company and Delta desire to terminate the Original Investor Rights Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each Investor hereby agree as follows:

Article 1
Definitions

Section 1.01.     Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“2021 LTIP” has the meaning specified in Section 3.03.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question. Notwithstanding the foregoing, no Investor shall be considered an Affiliate of (x) any portfolio operating company in which such Investor or any of its Affiliates has made a debt or equity investment, or (y) its affiliated investment funds and vehicles.

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“Agreement” has the meaning set forth in the preamble.

“Aircraft” has the meaning specified in Section 3.13(b).

“Applicable Date” has the meaning set forth in Article 3.

“Aspirational” has the meaning set forth in the recitals.

“Aviation Laws” has the meaning specified in Section 3.13(a)(i).

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than (a) a Saturday or Sunday or (b) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close or be closed.

“CK Director” has the meaning specified in Section 6.01(a)(ii).

“CK Opps I” means CK Wheels LLC.

“Closing” has the meaning specified in Section 2.02.

“Closing Date” has the meaning specified in Section 2.02.

“Common Stock” means Class A common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2023.

“Company Board Recommendation” has the meaning specified in Section 3.05(b).

“Company Charter Amendment” has the meaning specified in Section 5.06(a)(i).

“Company Charter Documents” means the Company’s Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, each in the form most recently filed as exhibits to the Company SEC Documents.

“Company Disclosure Documents” has the meaning specified in Section 3.18(a).

“Company Disclosure Letter” has the meaning set forth in Article 3.

“Company Legacy Equity Plans” has the meaning specified in Section 3.03.

“Company Legacy Option Plan” has the meaning specified in Section 3.03.

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“Company Material Adverse Effect” means any event, circumstance, change, occurrence, development or effect that has had or would reasonably be expected to result in a material adverse change in, or material adverse effect on, the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that a “Company Material Adverse Effect” shall not include any event, circumstance, change, occurrence, development or effect to the extent resulting from or arising in connection with (i) conditions generally affecting any industry in which the Company or any of its Subsidiaries operates, (ii) general economic, political or financial or securities market conditions, (iii) natural disasters, acts of war, terrorism, military actions or the escalation thereof, earthquakes, hurricanes, tornadoes or other natural disasters, (iv) changes in GAAP, in the interpretation of GAAP, in the accounting rules and regulations of the SEC, or changes in applicable Law, or (v) the execution, delivery or performance of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of or any facts or circumstances relating to the Investors or any of their Affiliates, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, service providers, employees, Governmental Authorities or any other Persons (provided that this clause (v) shall not apply to the representations and warranties that, by their terms, speak specifically of the consequences arising out of the execution or performance of this Agreement or the consummation of the transactions contemplated hereby), except, in the case of clauses (i), (ii), (iii), and (iv), to the extent that such event, circumstance, change, occurrence, development or effect disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other Persons engaged in the same industries in which the Company operates, in which case, to the extent not otherwise excluded pursuant to another clause of this definition, such disproportionate effects and the events and circumstances underlying such disproportionate effects may be taken into account in determining whether a “Company Material Adverse Effect” has occurred.

“Company Meeting” has the meaning specified in Section 3.07.

“Company Incentive Plans” means the 2021 LTIP, the Inducement Grant Plan, the Company Legacy Equity Plans and the Company Legacy Option Plan.

“Company SEC Documents” has the meaning specified in Section 3.10(a).

“Company Stockholders” means the holders of Common Stock.

“Company Subsidiary” means any Subsidiary of the Company.

“Control” means the direct or indirect power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities, general partnership interests or management member interests, by contract or trust agreement, pursuant to a voting trust or otherwise. “Controlling” and “Controlled” have the correlative meanings.

“Cox” means Cox Investment Holdings, Inc.

“Cox Director” has the meaning specified in Section 6.01(a)(iii).

“Credit Facility” has the meaning set forth in the recitals.

“Deadline” has the meaning specified in Section 6.03(b).

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“Deferred Closing” has the meaning specified in Section 2.08(a).

“Deferred Closing Date” has the meaning specified in Section 2.08(a).

“Deferred Shares” has the meaning specified in Section 2.08(a).

“Delta” has the meaning set forth in the preamble.

“Delta Director” has the meaning specified in Section 6.01(a)(i).

“DGCL” means the General Corporation Law of the State of Delaware.

“DOJ” means the U.S. Department of Justice.

“DOT” has the meaning specified in Section 3.13(a)(i).

“Equity Securities” means, with respect to a Person, any and all shares of capital stock, limited liability company interests, partnership interests, units, warrants, rights, profits interests, or options of such Person, and all securities of such Person exchangeable for or convertible or exercisable into, or based on the value of, or any right to receive an economic benefit or any similar right in, any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“FAA” has the meaning specified in Section 3.13(a)(i).

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Governmental Authority” means, with respect to a particular Person, any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company or any of its properties.

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“Inducement Grant Plan” has the meaning specified in Section 3.03.

“Initial Public Offering” shall mean an initial public offering, after the Closing, of the Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.

“Initial Shares” has the meaning specified in Section 2.01.

“Investment” has the meaning set forth in the recitals.

“Investment Banks” means Jefferies LLC and its Affiliates.

“Investor” or “Investors” has the meaning set forth in the preamble.

“Investor Material Adverse Effect” means, with respect to an Investor, any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair the consummation by such Investor of its Investment on a timely basis.

“Investor Representative” or “Investor Representatives” has the meaning specified in Section 6.01(a)(iii).

“Investor Return” means, with respect to each Investor, all cash and the fair market value (as determined by the Board or committee thereof) on such date of determination of all marketable securities received (including cash dividends, cash distributions and cash proceeds received prior to the such date of determination) or receivable (on a cumulative basis) by such Investor with respect to or in exchange for Equity Securities or indebtedness of the Company (whether such payments are received from the Company or any third party).

“Knowledge” of the Company (or similar references to the Company’s Knowledge) means all information actually known by Todd Smith or Laura Heltebran after reasonable inquiry.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule, regulation or other requirements with similar effect of any Governmental Authority.

“Licenses” means any approvals, authorizations, consents, licenses, registrations, permits or certificates of a Governmental Authority.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person in a transaction intended to create a financing.

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“MOIC Hurdle” means, with respect to each Investor, an Investor Return equal to two (2) times the aggregate amount funded under the Credit Facility by such Investor.

“Non-Permitted Transferee” means any Person that engages, directly or indirectly, (i) in a business that is competitive with the Company, (ii) as a United States certificated air carrier that provides scheduled or chartered commercial air transportation of passengers or cargo, (iii) as a non-United States certificated air carrier that operates at least 28 flights per week to the United States and is not then a joint venture partner of, or having a similar arrangement with, Delta, and/or (iv) any Affiliates of Persons set forth in the preceding clauses (i)-(iii).

“NYSE” means The New York Stock Exchange, Inc.

“Original Investor Rights Agreement” has the meaning set forth in the recitals.

“Parties” means the Company and the Investors.

“Permits” means each license, franchise, permit, certificate, approval, registration, concession, order, decree or other similar authorization entered, issued, made or rendered by a Governmental Authority affecting, or applicable to, the assets or business of the Company and its Subsidiaries.

“Permitted Transferee” means:

(i)            in the case of Delta, any Subsidiary of Delta;

(ii)           in the case of CK Opps I, (A) any manager or general partner of CK Opps I (each, a “CK Opps Partner”), (B) any Person that is an Affiliate (without regard to the second sentence of the definition thereof) of CK Opps I or any CK Opps Partner, (C) any trust or similar entity or any corporation, limited liability company or partnership substantially all of the economic interests of which are held by or for the benefit of CK Opps I or a CK Opps Partner or (D) so long as the Company remains a publicly traded company and following the expiration of the Restricted Period, subject in all respects to Section 6.06(c), any limited partner of CK Opps I (for purposes of Section 6.06(c), as if such limited partner were bound by this Agreement as an Investor hereunder); and

(iii)          in the case of Cox, (A) any manager or general partner of Cox (each, a “Cox Partner”), (B) any Person that is an Affiliate of Cox or any Cox Partner, or (C) any trust or similar entity or any corporation, limited liability company or partnership substantially all of the economic interests of which are held by or for the benefit of Cox or a Cox Partner.

in each case, so long as an Investor or a Permitted Transferee (if the Investor has previously made a Transfer to a Permitted Transferee) does not take any action that would result in the Company ceasing to be a “citizen of the United States” (as such term is defined n Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the DOT or its predecessor or successors, or as the same may be from time to time amended).

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“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Proceeding” means any judicial, administrative or arbitral action, cause of action, suit, claim, demand, citation, summons, subpoena, investigation, examination, audit, review, inquiry or proceeding of any nature, civil criminal, regulatory or otherwise, in law or in equity, by, on behalf of, before or involving any court, tribunal, arbitrator or other Governmental Authority.

“Proxy Statement” has the meaning specified in Section 3.07.

“Representatives” of any Person means the officers, directors, managers, employees, representatives, advisors (including attorneys, financial advisors and accountants) agents, controlling persons and controlled affiliates of such Person.

“Requisite Shareholder Approval” has the meaning specified in Section 5.04(a)(ii).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Sanctions” has the meaning specified in Section 3.08(b)(ii).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedule of Investors” has the meaning set forth in Schedule A hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Shares” has the meaning specified in Section 2.08(a).

“Subsidiary” of a Person at any date means (i) any corporation, association or other legal entity of which fifty percent (50%) or more of the right to distributions or total voting power of shares or other voting or economic securities or interests outstanding is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity, or that is, as of such date, otherwise controlled by such Person and (ii) any partnership or limited liability company of which such Person or one or more of the other Subsidiaries of such Person (or any combination thereof) is a general partner or managing member.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise, including by or through any derivative), either voluntarily or involuntarily, or enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any interest in any securities beneficially owned by such Person.

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Article 2
ISSUANCE OF SHARES

Section 2.01.      Issuance of Shares. Subject to the terms and conditions hereof, as consideration for the transactions contemplated by the Credit Facility, the Company hereby agrees to issue to each Investor in a separate issuance to such Investor, and each Investor agrees, severally and not jointly, to accept from the Company, the number of shares of Common Stock (rounded to the nearest whole number) set forth on Schedule A hereto under the heading “Investor Shares” opposite such Investor’s name, which in the aggregate shall constitute 671,239,941 shares of Common Stock (equivalent to 95% of the pro forma fully diluted capital stock of the Company as of the Closing Date, after giving effect to such issuance and subject to dilution from future awards issued under management incentive plans approved by the Board, subject to the provisions of Section 6.07); provided that, the Company shall issue an aggregate 141,313,671 shares of Common Stock to the Investors at the Closing, which shall constitute 80% of the pro forma fully diluted capital stock of the Company as of the date on which the Closing occurs, after giving effect to such issuance and taking into account existing equity and awards under the Company Incentive Plans, as of the Closing, which for each Investor shall be the number of shares of Common Stock (such Investor’s “Investor Initial Shares”) set forth on Schedule A hereto under the heading “Investor Initial Shares” opposite such Investor’s name, and the remaining aggregate 529,926,270 shares of Common Stock to be issued to the Investors shall be subject to the Requisite Shareholder Approval and shall be issued in accordance with the provisions of Section 2.08.

Section 2.02.      Closing. The consummation of the issuance to each Investor of its Investor Initial Shares hereunder (the “Closing”) shall take place on the date hereof or such other time as determined by the Investors and the Company, subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Party entitled to the benefit thereof of the conditions set forth in Sections 2.03, 2.04 and 2.05 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), and shall be conducted remotely via the electronic exchange of documents and signatures, or at such other place, time and date as shall be agreed between the Company and the Investors (the date of such closing, the “Closing Date”).

Section 2.03.      Mutual Conditions. The respective obligations of each Party to consummate the issuance of the Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Party entitled to the benefit thereof in writing, in whole or in part, solely as to itself, to the extent permitted by applicable Law):

(a)            no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal;

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(b)            there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement;

(c)            the Credit Facility shall have been executed and delivered by the parties thereto; and

(d)            the NYSE shall not have notified the Company (i) that the Company is no longer entitled to rely on the financial viability exception set forth in Para. 312.05 of the NYSE Listed Company Manual with respect to the issuance of the Investor Initial Shares, including that no approval by the Company’s stockholders is required prior to the issuance of the Investor Initial Shares or (ii) that the Investors are not entitled to vote the Investor Initial Shares in the shareholder vote required for the Charter Amendment.

Section 2.04.      Conditions to Each Investor’s Obligations. The obligation of each Investor, severally and not jointly, to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by such Investor on behalf of itself in writing with respect to its Shares, in whole or in part, to the extent permitted by applicable Law):

(a)            the Company shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company at or prior to the Closing;

(b)            (i) the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03, 3.04 , 3.05 and 3.12 shall be true and correct as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such date) and (ii) all other representations and warranties of the Company set forth in Article 3 shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct as of such specified date) except where the failures of such representations and warranties to be so true and correct, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

(c)            the Company shall have delivered, or caused to be delivered, to such Investor at the Closing, the Company’s closing deliveries described in Section 2.06; and

(d)            each other Investor shall have funded its allocable portion of the term loans under the Credit Facility.

Section 2.05.      Conditions to Company’s Obligations. The obligation of the Company to consummate the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to each Investor (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)            such Investor shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by such Investor at or prior to the Closing;

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(b)            (i) the representations and warranties of such Investor set forth in Sections 4.01, 4.02(a), 4.03(b) and 4.05 shall be true and correct in all respects as of the Closing Date and (ii) all other representations and warranties of such Investor set forth in Article 4 shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Investor Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date (except to the extent that such representation and warranty is made as of a specified date other than the Closing Date, in which case such representation and warranty shall be true and correct in all respects as of such specified date), except where the failures of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have an Investor Material Adverse Effect;

(c)            such Investor shall have delivered, or caused to be delivered, to the Company at the Closing such Investor’s closing deliveries described in Section 2.07; and

(d)            each Investor shall have funded its allocable portion of the term loans under the Credit Facility.

Section 2.06.      Company Deliveries. At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Investor:

(a)            such Investor’s Investor Initial Shares, which shall be registered in the name of the Investor with the transfer agent of the Company and delivered to such Investor in direct registry form;

(b)            a certificate, dated as of the Closing Date and signed by the Interim Chief Executive Officer and Interim Chief Financial Officer of the Company, in his capacity as such, certifying that the conditions set forth in Sections 2.04(a) and 2.04(b) have been satisfied;

(c)            a copy of a supplemental listing application filed with the NYSE to list Common Stock that includes all of the Shares; and

(d)            any other certificates, agreements and other documents reasonably necessary to consummate or implement the transactions contemplated by this Agreement.

Section 2.07.      Investor Deliveries. At the Closing, subject to the terms and conditions hereof, each Investor will deliver, or cause to be delivered, to the Company:

(a)            a certificate, dated as of the Closing Date and signed by an officer of such Investor reasonably acceptable the Company, in his or her capacity as such, certifying that the conditions set forth in Sections 2.05(a) and 2.05(b) have been satisfied;

(b)            any other certificates, agreements and other documents reasonably necessary to consummate or implement the transactions contemplated by this Agreement; and

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(c)            each Investor shall have funded its allocable portion of the term loans under the Credit Facility.

Section 2.08.      Deferred Closing.

(a)            From and after the Closing, the Company shall continue to use the efforts required by Section 5.04 to obtain the Requisite Shareholder Approval, and promptly (and in any event within five (5) Business Days) following receipt of the Requisite Shareholder Approval, subject to Section 2.08(c) below, the Company shall issue to each Investor in a separate issuance to such Investor, and each Investor agrees, severally and not jointly, to accept from the Company for no additional consideration, a number of shares of Common Stock (rounded to the nearest whole number) as set forth on Schedule A hereto under the heading “Investor Deferred Shares” opposite such Investor’s name (the “Deferred Closing” and the date of such issuance, the “Deferred Closing Date”), which, together with the Investor Initial Shares, in the aggregate shall constitute 95% of the pro forma fully diluted capital stock of the Company as of the Closing after giving effect to such issuance, subject to dilution from future awards issued under management incentive plans approved by the Board, subject to the provisions of Section 6.07 (such Investor’s “Deferred Shares” and, together with such Investor’s Investor Initial Shares, such Investor’s “Shares”).

(b)            At the Deferred Closing, the Company will deliver, or cause to be delivered, such Investor’s Deferred Shares, which shall be registered in the name of the Investor with the transfer agent of the Company and delivered to such Investor in direct registry form.

(c)            In the event that, prior to the Deferred Closing, (x) one or more Persons (other than the Investors) executes an Increase Joinder (as defined in the Credit Facility) (the “Additional Investor”), and (y) such Person(s) executes a joinder to this Agreement in customary form and substance, to be mutually agreed upon by the Investors and the Company, pursuant to which the Additional Investor will agree to become a party to and bound by this Agreement as an ”Investor” hereunder, then at the Deferred Closing, the Deferred Shares shall be issued to the Investors (including the Additional Investor) such that, immediately following the completion of all issuances contemplated under this Article 2, each Investor (including the Additional Investor) shall hold a number of Shares equal to such Investor’s Commitment Percentage. For purposes of the foregoing, the “Commitment Percentage” of any Investor shall equal the product of (A) the total number of Shares issued pursuant to this Article 2 multiplied by (B) a fraction (i) the numerator of which is the amount of such Investor’s Commitment (as defined in the Credit Facility) and (ii) the denominator of which is the aggregate Commitment (as defined in the Credit Facility) of all Investors (including the Additional Investor).

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Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor as of the date of this Agreement and as of the Closing (except to the extent that a representation and warranty is made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to such Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter applies to such other section or subsection), or (B) disclosed in the Company SEC Documents (but excluding any general cautionary or forward-looking statements contained in the “risk factors” section nor “forward-looking statements” and any other statements that are similarly customary, predictive or forward-looking in nature), as follows:

Section 3.01.      Existence. The Company has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization, and has the requisite company or corporate power, as applicable, and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company Charter Documents filed as exhibits to the Company SEC Documents are true, correct and complete copies as of the date hereof.

Section 3.02.      Subsidiaries. A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable, is set forth on Section 3.02 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries that are parties to the Credit Agreement, in each case, as amended to the date of this Agreement, have been previously made available to the Investors by or on behalf of the Company. Except as set forth on Section 3.02 of the Company Disclosure Letter, each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign company (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.03.      Capitalization; Shares. As of the date hereof, the authorized capital stock of the Company consists solely of 275,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, and (ii) 25,000,000 shares of preferred stock, and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. As of September 15, 2023, there were 25,424,469 shares of Common Stock issued and outstanding. As of September 15, 2023, there were no shares of preferred stock of the Company issued and outstanding. As of September 15, 2023, there were outstanding 7,991,544 redeemable public warrants of the Company and 4,529,950 redeemable private warrants of the Company. The maximum number of shares of Common Stock available for issuance in the form of newly granted awards under (y) the Inducement Grant Plan, Company Legacy Equity Plans and Company Legacy Option Plan is zero and (z) the 2021 LTIP is 561,374. As of September 15, 2023, a maximum of 2,880,861 shares of Common Stock were subject to issuance upon vesting and exchange of profits interests under the Wheels Up Partners Holdings LLC Management Incentive Plans I-VIII (collectively, the “Company Legacy Equity Plans”), 136,752 shares of Common Stock were subject to issuance upon vesting of restricted stock units under the Wheels Up Experience Inc. 2022 Inducement Grant Plan (the “Inducement Grant Plan”), 3,542,335 shares of Common Stock were subject to issuance under the Amended and Restated Wheels Up Experience Inc. 2021 Long-Term Incentive Plan (the “2021 LTIP”), 1,191,852 shares of Common Stock were subject to issuance upon exercise of outstanding stock options under the Wheels Up Partners Holdings LLC Option Plan (the “Company Legacy Option Plan”).

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Section 3.04.      No Conflict. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming Requisite Shareholder Approval is obtained, (a) contravene, conflict with, or result in any violation or breach of any provision of the Company Charter Documents, (b) assuming compliance with the matters referred to in Section 3.07, contravene, conflict with or result in a violation or breach of any applicable Law, (c) assuming compliance with the matters referred to in Section 3.07, require any consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a violation or breach of, or give rise to any right of termination, cancellation, acceleration or other change of any rights or obligations of the Company or any of its Subsidiaries, or loss of any benefit to which the Company or any of its Subsidiaries is entitled under, any provision of any contract binding on the Company or any of its Subsidiaries, or by which they or any of their respective properties or assets may be bound or affected or (d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except, in the case of each of clauses (b) through (d), as would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

Section 3.05.      Authority.

(a)            The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Investment, except for, in the case of consummation of the Investment with respect to the Deferred Shares, the Requisite Shareholder Approval. The Requisite Shareholder Approval is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Investment. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of consummation of the Investment, to the receipt of the Requisite Shareholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). The Board has determined that sufficient consideration has been provided by the Investors with respect to the aggregate par value of the Investor Initial Shares.

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(b)            At a meeting duly called and held, the Board has approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Investment, in accordance with the requirements of the DGCL and resolved to submit the Company Charter Amendment to a vote of the Company Stockholders and recommend adoption of the Company Charter Amendment by the Company Stockholders (such recommendation, the “Company Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way. The Board has approved the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL.

Section 3.06.      Private Placement. Assuming the accuracy of the representations and warranties set forth in Section 3.06, the issuance of the Shares pursuant hereto are exempt from the registration requirements of the Securities Act and applicable state securities Laws. No form of general solicitation or general advertising within the meaning of Regulation D (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company in connection with the issuance of the Shares. The Investment and all agreements and/or transactions with the Company or among the Investors related to the Investment have been approved by the Board for purposes of Section 203 of the DGCL.

Section 3.07.      Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities laws, including the filing with the SEC of a proxy statement relating to the Company Charter Amendment to be submitted to the Company Stockholders (the “Proxy Statement”) at a meeting of such holders (including any adjournment or postponement thereof, the “Company Meeting”), and (b) any actions or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby.

Section 3.08.      Compliance with Laws.

(a)            The Company and each of its Subsidiaries is, and since January 1, 2022 (the “Applicable Date”) has been, in compliance with, and to the Knowledge of the Company, is not under investigation with respect to, nor been threatened in writing, to be charged with or given notice of any violation of, any applicable Law by any Governmental Authority. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries. Except as is not material to the Company, (i) the Company and each of its Subsidiaries has all Permits necessary to own, lease and operate its properties and assets and to carry on its business as now conducted, (ii) the Company and each of its Subsidiaries is in compliance with the terms and requirements of such Permits, (iii) such Permits are in full force and effect and are not subject to any pending or threatened Proceeding by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit and (iv) since the Applicable Date, there has occurred no violation by the Company or any of its Subsidiaries of, default (with or without notice or lapse of time, or both) that would reasonably be expected to result in any suspension, cancellation, modification, termination or revocation of any such Permit.

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(b)            The Company, each of its Subsidiaries, and each of their respective directors, officers and, to the Knowledge of the Company, employees (in connection with their activities on behalf of the Company or any of its Subsidiaries), are, and since the Applicable Date have been, in compliance in all material respects with (i) the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption laws, (ii) all economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State (collectively, “Sanctions”) and (iii) all applicable export controls laws.

(c)            None of the Company or any of its Subsidiaries, or any director or officer, or, to the Knowledge of the Company, any Affiliate or representative of the Company or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 3.09.      Legal Proceedings and Litigation. There is no Proceeding pending against, threatened in writing against or, to the Knowledge of the Company, otherwise threatened against the Company, any of its Subsidiaries, any of their respective properties or assets, any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any of its Subsidiaries may be liable with respect thereto, before (or, in the case of threatened Proceedings, would be before) or by any Governmental Authority or arbitrator, that would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole or would, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of the Company to consummate the transactions contemplated hereby. There has not been since the Applicable Date nor are there currently any internal investigations being conducted by the Company or the Board (or any committee thereof) concerning any allegations of fraud or malfeasance relating to financial, accounting or tax issues that, individually or in the aggregate, would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

Section 3.10.      Company SEC Documents.

(a)            Since the Applicable Date, the Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (such reports, schedules, forms, statements, prospectuses, registration statements and other documents so filed or furnished since the Applicable Date, but prior to the date hereof, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). No Subsidiary of the Company is, and since the Applicable Date, no Subsidiary of the Company has been, required to file any reports, schedules, forms, statements or other documents with the SEC. As of the date of this Agreement, (i) there are no outstanding or unresolved written comments from the SEC with respect to the Company SEC Documents and (ii) to the Company’s Knowledge, none of the Company SEC Documents filed on or prior to the date hereof is the subject of ongoing SEC review.

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(b)            As of its filing date (and as of the date of any amendment), each Company SEC Document complied as to form in all material respects with the applicable requirements of the NYSE, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated under the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable.

(c)            As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(d)            Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)            Since the Applicable Date, the Company and its Subsidiaries have established and maintained disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the Company SEC Documents that it files or submits pursuant to the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms.

(f)            Since the Applicable Date, the Company and its Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. Except as disclosed in the Company SEC Documents, the Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that those controls were effective. Except as disclosed in the Company SEC Documents, since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.

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(g)            There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. The Company is in compliance in all material respects with the Sarbanes-Oxley Act.

(h)            Except as disclosed in the Company SEC Documents, the Company is, and since the Applicable Date, has been, in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(i)            Since the Applicable Date, each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct as of their respective dates.

Section 3.11.      Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (a) as of their respective dates of filing with the SEC complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto and (b) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements which are not material in the aggregate, and, if restated or superseded by a filing prior to the date hereof, on the date of such filing). Since the Applicable Date, the books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with GAAP in all material respects.

Section 3.12.      Absence of Certain Changes; No Undisclosed Material Liabilities.

(a)            Since the Applicable Date through the date hereof, (i) the business of the Company and its Subsidiaries has been conducted in all material respects in the ordinary course of business and (ii) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable, due or to become due or otherwise, other than: (i) liabilities or obligations disclosed or reserved for in the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2023 included in the Company 10-Q or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since June 30, 2023, none of which are material to the Company; (iii) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby, (iv) for performance of obligations on the part of the Company or any of its Subsidiaries pursuant to the terms of any contract (other than liabilities or obligations due to breaches thereunder), and (v) liabilities or obligations that are not material to the Company.

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Section 3.13.      Compliance with Aviation Laws.

(a)            Except as set forth on Section 3.13(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries (i) is in compliance with all applicable Laws, including all applicable Laws prescribed or administered by the United States Federal Aviation Administration (“FAA”) and Department of Transportation (“DOT”) under Title 14 of the Code of Federal Regulations and Title 49 of the United States Code (such Laws, collectively, the “Aviation Laws”), (ii) has not violated, been subject to an investigation with respect to or made voluntary disclosures (other than pursuant to any FAA Voluntary Disclosure Reporting Program (“VDRP”)) with respect to potential violations of any Aviation Laws since January 1, 2021, and (iii) to the extent voluntary disclosures have been made pursuant to any VDRP, the Company and its applicable Subsidiaries have completed or are completing the FAA accepted corrective action and (iv) has not been cited by the FAA, DOT or other Governmental Authority for any material discrepancies or violations during inspections or audits since January 1, 2021.

(b)            Except as set forth on Section 3.13(b) of the Company Disclosure Letter:

(i)            to the Knowledge of the Company, each current employee of the Company and its Subsidiaries currently providing any flight, maintenance, operation or handling of the aircraft owned or leased by the Company and its Subsidiaries (the “Aircraft”) or any aircraft that are owned by third parties and managed by the Company or any of its Subsidiaries under aircraft management agreements (regardless of whether such management agreements are styled as “leases”) (“AMA Aircraft”) has all material required Licenses, certifications, training and competencies to provide such flight, maintenance, operation or handling of the Aircraft or AMA Aircraft;

(ii)            all Aircraft and AMA Aircraft have been issued an Aircraft Registration Certificate (AC Form 8050-3) and have a validly issued FAA standard certificate of airworthiness without limitations of any kind that is in full force and effect (except for the period of time any Aircraft or AMA Aircraft may be out of service and such certificate is suspended in connection therewith);

(iii)            since the acquisition or lease by the Company or any of its Subsidiaries and as of immediately prior to the Closing, all Aircraft have been, are being, or, with respect to Aircraft leased or subleased to another Person or AMA Aircraft, are required to be, maintained in all material respects according to applicable regulatory standards and the maintenance program of the aircraft operator approved by the FAA or the applicable Governmental Authority;

(iv)            all records required to be maintained for each Aircraft or AMA Aircraft (including, where applicable, back to birth records) are correct and complete in all material respects, for the kinds of operations being conducted, and are currently in the possession of the Company or its Subsidiaries (or, in the case of Aircraft or AMA Aircraft leased from a third party, being maintained in compliance with the terms (or waivers thereof) of the related lease), including possession by the owner of such leased Aircraft or AMA Aircraft; and

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(v)            no Aircraft owned or leased by the Company or any of its Subsidiaries (excluding for this purpose, any AMA Aircraft) is subleased to or otherwise in the possession of another air carrier or another Person other than the Company or any of its Subsidiaries, to operate such Aircraft in air transportation or otherwise.

(c)            The Company, and any Subsidiary of the Company acting as an “Air Carrier” as defined in 49 USC § 40102(a)(2), is, and at the Closing shall be, a “Citizen of the United States” as defined in 49 USC § 40102(a)(15)(C).

(d)            Each of the Company’s Subsidiaries listed on Section 3.13(d) of the Company Disclosure Letter holds (i) a valid and current “Air Carrier Certificate” pursuant to 14 CFR Part 119 and associated operations specifications pursuant to 14 CFR Part 135, (ii) a DOT-approved “Air Taxi Operator” registration under 14 CFR Part 298, and (iii) a valid and current “Air Agency Certificate” pursuant to 14 CFR Part 145, as applicable to each Subsidiary for its operations. Section 3.13(d) of the Company Disclosure Letter sets forth a true and complete list of each License issued to the Company or any of its Subsidiaries by any Governmental Authority to sell or conduct air transportation, including each certificate issued pursuant to any section of Title 14 of the Code of Federal Regulations and all associated operations specifications thereunder.

Section 3.14.      Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transactions contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company’s financial statements for its most recent fiscal year end and interim quarterly financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Section 3.15.      Certain Fees. Except for fees payable to the Company’s Investment Banks, neither the Company nor any Company Subsidiary is a party to any contract, agreement or understanding with any Person that could give rise to a valid claim against any Investor for a brokerage commission, finder’s fee or like payment in connection with the transactions contemplated hereby or the issuance of the Shares.

Section 3.16.      Tax Matters. The Company and its Subsidiaries have timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions and have timely paid all taxes due thereon and all other material taxes, assessments, fees and other governmental charges due and payable on their respective assets, income, businesses, and franchises. The Company and its Subsidiaries have made adequate provision in accordance with GAAP for all taxes not yet due and payable. No material tax deficiency has been determined adversely to the Company or any Company Subsidiary, which deficiency has not been either paid or is being diligently contested in good faith by appropriate proceedings with adequate reserves maintained in accordance with GAAP.

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Section 3.17.      Investment Company Status. The Company is not or, immediately after giving effect to the issuance of the Shares hereunder, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

Section 3.18.      Disclosure Documents.

(a)            Each document required to be filed by the Company with the SEC (collectively, the “Company Disclosure Documents”), when filed, complied as to form in all material respects with the applicable requirements of the Exchange Act.

(b)            The information included or incorporated by reference in the Company Disclosure Documents, will not, when filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.18 do not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents based upon information supplied by any Investor or any of their representatives or advisors specifically for use or incorporation by reference therein.

Section 3.19.      Affiliate Transactions. Neither the Company nor any Subsidiary of the Company is a party to any contract or other transaction, agreement or binding arrangement or understanding between the Company or its Subsidiaries, on the one hand, and any Affiliates thereof (other than wholly owned Subsidiaries of such Person) on the other hand, in each case, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Exchange Act except as have been so disclosed in the Company SEC Documents.

Section 3.20.      NYSE Listing. The Company has not received any notice of delisting from the NYSE with respect to the Common Stock that has not been withdrawn or fully addressed.

Section 3.21.      Rule 144. The Company is in compliance with the requirements of Rule 144(c)(1). As of the date hereof, the Company is not, and at no time in the preceding 12 months has been, the type of issuer described in Rule 144(i)(1).

Section 3.22.      Austria Business. As of the Closing, the Company and its Subsidiaries have ceased all business activities in Austria, including by (i) terminating any contracts related to its Austrian office premises and (ii) reassigning Austria-based personnel as employees of the Company’s business activities in Germany, and in roles dedicated to supporting the Company’s operations in other jurisdictions.

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Article 4
REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor hereby, severally and not jointly, represents and warrants to the Company as of the date of this Agreement and as of the Closing with respect to itself, that:

Section 4.01.      Existence. The Investor is a duly organized and validly existing under the Laws of its jurisdiction of organization and the Investor has all requisite power and authority necessary to carry on its business as currently conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

Section 4.02.      Due Authorization; Enforceability.

(a)            The Investor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by the Investor of this Agreement has been duly and validly authorized by all necessary action on the part of Investor.

(b)            This Agreement has been validly executed and delivered by the Investor and this Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 4.03.      No Conflict. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of the Investor, or (c) violate any statute, order, rule or regulation of any Governmental Authority, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement.

Section 4.04.      No Side Agreements.

(a)            Other than this Agreement and unless otherwise disclosed to the other parties, there are no other agreements by, among or between the Investor and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby, nor are there promises or inducements for future transactions between or among any of such parties.

(b)            The Investor acknowledges that it reached its decision to make the Investment independently from any other Person investing in Equity Securities of the Company and does not otherwise have a formal or informal understanding with any other Person to make a coordinated acquisition of Equity Securities of the Company.

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Section 4.05.      Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Investment based upon arrangements made by or on behalf of the Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.06.      Investment. The Investor is an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act) and an “institutional account” (as defined in Rule 4512(c) promulgated by the Financial Industry Regulatory Authority, Inc.), and is knowledgeable and experienced in finance, securities and investments and has had sufficient experience analyzing and investing in securities similar to the Shares so as to be capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision. The Investor (a) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Shares, (b) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (c) can bear the economic risk of (i) an investment in the Company indefinitely and (ii) a total loss in respect of such investment. The Shares are being acquired for the Investor’s own account or the account of its Affiliates and, except as otherwise set forth in the signature page of the Investor hereto, not as a nominee or agent, and with no present intention of distributing the Shares or any part thereof, and the Investor has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities Laws of the United States or any state. If the Investor should in the future decide to dispose of any of the Shares, the Investor acknowledges and agrees (x) that it may do so only in compliance with, or pursuant to an exemption from, the Securities Act and applicable state securities Law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered and (y) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.07.      Restricted Securities. The Investor acknowledges that the Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only pursuant to an exemption from such registration requirements. In this connection, the Investor represents that it is knowledgeable with respect to Rule 144.

Section 4.08.      Compliance. In the case of Delta and Cox, as to itself, the Investor is a “citizen of the United States” as defined in 49 USC § 40102(a)(15)(C). In the case of CK Opps I, as to itself, the Investor is not a “citizen of the United States”, and all shares of Common Stock held by CK Opps I or any Affiliate that is a Permitted Transferee that is not a “citizen of the United States” in excess of (x) prior to the Deferred Closing, 19.9% or (y) following the Deferred Closing, 24.9%, in each case of the voting stock of the Company, only for so long as they are held by CK Opps I or any such Affiliate that is a Permitted Transferee, will not have voting rights in accordance with the Company Charter Documents.

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Section 4.09.      Legend.

(a)            The Investor acknowledges that the Shares, or any transaction statement evidencing ownership of the Shares, will bear a restrictive legend substantially as follows:

(b)            “THE SECURITIES REPRESENTED HEREBY ARE (1) SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AND INVESTOR RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 20, 2023, A COPY OF WHICH IS ON FILE WITH THE CORPORATE SECRETARY OF WHEELS UP EXPERIENCE, INC. (THE “ISSUER”) AND (2) HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), OR WITH THE SECURITIES COMMISSION OF ANY STATE AND, ACCORDINGLY, MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF OR TRANSFER AGENT FOR THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE ISSUER, THE TRANSFER AGENT OR THEIR RESPECTIVE COUNSEL, THAT SUCH TRANSFER, SALE OR OTHER DISPOSAL OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

Article 5
COVENANTS

Section 5.01.      Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under this Agreement and applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement.

Section 5.02.      Listing Application. The Company has filed prior to the Closing a supplemental listing application with the NYSE to list Common Stock that includes all of the Shares and shall use commercially reasonable efforts to obtain the approval of the NYSE, upon official notice of issuance, of the listing thereof.

Section 5.03.      Rule 144 Information. For so long as the Company shall be required under applicable Law and SEC rules, the Company shall timely file the reports required to be filed by it under the Exchange Act, to the extent necessary from time to time to permit the Investors to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the SEC.

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Section 5.04.      Amendment; Requisite Shareholder Approval.

(a)            The Company shall use its best efforts to (i) amend the Company Charter Documents in a form reasonably acceptable to the Investors as promptly as reasonably practicable following the date hereof (and in any event, by no later than December 31, 2023) to provide for an increase in the authorized Common Stock to 1,500,000,000 shares of Common Stock (the “Company Charter Amendment”), and (ii) promptly following the date of this Agreement (and no later than 30 days after the date hereof), prepare and file with the SEC a proxy statement (the “Proxy Statement”) relating to the matters to be submitted to the Company Stockholders at a meeting of such holders for the purpose of adopting the Company Charter Amendment (including any adjournment or postponement thereof, the “Company Meeting” and such approval, the “Requisite Shareholder Approval”). It is understood that all the Investor Initial Shares held by the Investors will be entitled to vote in connection with obtaining such Requisite Shareholder Approval.

(b)            The Company and each Investor shall cooperate with each other in the preparation of the Proxy Statement and furnish all information concerning itself and its Affiliates that is required in connection with the preparation of the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be provided to the Company Stockholders or otherwise distributed pursuant to applicable Law as promptly as practicable following the clearance of the Proxy Statement by the SEC (including the expiration of any mandatory waiting period following the filing of any preliminary proxy statement pursuant to SEC rules). No filing of, or amendment or supplement to the Proxy Statement will be made by the Company without the consent of the Investors. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company, any Investor, or any of their respective Affiliates, directors or officers, is discovered by the Company or any Investor that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other parties hereto and an appropriate amendment or supplement describing such information will be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Stockholders. The Company will notify each Investor promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and the Company will supply each Investor with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the transactions contemplated hereby.

(c)            The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold, the Company Meeting. The Company shall submit the Company Board Recommendation for approval by the Company Stockholders.

Section 5.05.      Commercial Agreement. Following the date hereof, Delta and the Company shall use commercially reasonable efforts to amend the Commercial Cooperation Agreement, dated as of January 17, 2020, by and among Delta, the Company and Wheels Up Partners LLC (as may be amended, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Commercial Agreement”) to extend the Initial Term (as defined in the Commercial Agreement) to September 20, 2029.

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Section 5.06.      Austria Business. The Company agrees that, for the period from the Closing Date until the second anniversary of the Closing Date, it shall not and shall cause its Subsidiaries not to, directly or indirectly, own, operate, manage, control or participate in the ownership, operation, management or control of any business, or provide any service, to customers based in Austria, or otherwise have any business presence in Austria, including the offering of flight services within or out of Austria.

Article 6
INVESTOR RIGHTS AND OBLIGATIONS

Section 6.01.      Initial Board Composition Upon Closing.

(a)            Effective as of the Closing, the Company and each Investor, severally and not jointly, shall use its best efforts to cause the Board to be comprised of twelve (12) directors as follows: (i) four (4) designees of Delta (each, a “Delta Director”), with two (2) of such directors designated to serve as Class III Directors under the Company Charter Documents and the others designated to serve as Class I Directors under the Company Charter Documents, (ii) four (4) designees of CK Opps I (each, a “CK Director”), with two (2) of such directors designated to serve as Class III Directors under the Company Charter Documents and the others designated to serve as Class I Directors under the Company Charter Documents, (iii) one (1) designee of Cox (the “Cox Director” and each Delta Director, CK Director and Cox Director, an “Investor Representative” and collectively, the “Investor Representatives”), designated to serve as a Class II Director under the Company Charter Documents, (iv) the chief executive officer, designated to serve as a Class II Director under the Company Charter Documents, (v) Tim Armstrong, designated to serve as a Class II Director under the Company Charter Documents, and (vi) David Adelman, designated to serve as a Class II Director under the Company Charter Documents.

(b)            After the Closing, subject to Section 6.01(c), each Investor will continue to have the right (as to itself only) to designate directors to the Board in connection with each election of Directors as specified with respect to such Investor in Section 6.01 as if Section 6.01 were not limited to Board composition as of Closing.

(c)            Each of Delta and CK Opps I, as applicable, shall have its respective rights under clause (i) or clause (ii) of Section 6.01(a), so long as Delta or CK Opps I, as applicable, continues to hold beneficially, directly or indirectly in the aggregate at least 75% of the shares of Common Stock issued to such Investor pursuant to this Agreement; provided that, if:

(i)            Delta continues to hold beneficially, directly or indirectly in the aggregate (A) less than 75% but more than 50% of the shares of Common Stock issued to Delta pursuant to this Agreement, Delta shall then have the right to designate only three (3) designees, one of which is to serve as a Class III Director and the others designated to serve as Class I Directors, (B) less than 50% but more than 25% of the shares of Common Stock issued to Delta pursuant to this Agreement, Delta shall then have the right to designate only two (2) designees, one of which is to serve as a Class III Director and the other designated to serve as a Class I Director, (C) less than 25% but more than 10% of the shares of Common Stock issued to Delta pursuant to this Agreement, Delta shall then have the right to designate only one (1) designee, which is to serve as a Class III Director, and (D) less than 10% of the shares of Common Stock issued to Delta pursuant to this Agreement, then Delta shall no longer have the right to designate directors to the Board pursuant to this Section 6.01.

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(ii)            CK Opps I continues to hold beneficially, directly or indirectly in the aggregate (A) less than 75% but more than 50% of the shares of Common Stock issued to CK Opps I pursuant to this Agreement CK Opps I shall then have the right to designate only three (3) designees, one of which is to serve as a Class III Director and the others designated to serve as Class I Directors, (B) less than 50% but more than 25% of the shares of Common Stock issued to CK Opps I pursuant to this Agreement, CK Opps I shall then have the right to designate only two (2) designees, one of which is to serve as a Class III Director and the other designated to serve as a Class I Director, (C) less than 25% but more than 10% of the shares of Common Stock issued to CK Opps I pursuant to this Agreement, CK Opps I shall then have the right to designate only one (1) designee, which is to serve as a Class III Director, and (D) less than 10% of the shares of Common Stock issued to CK Opps I pursuant to this Agreement, then CK Opps I shall no longer have the right to designate directors to the Board pursuant to this Section 6.01.

(iii)            If Cox holds beneficially, directly or indirectly in the aggregate less than 30% of the shares of Common Stock issued to Cox pursuant to this Agreement, then Cox shall no longer have the right to designate a director to the Board pursuant to this Section 6.01.

(d)            Removal; Vacancies. Subject to Section 6.01(c) and the Company Charter Documents, each Investor shall have the exclusive right to (i) remove its nominees from the Board, and the Company shall use its best efforts to cause the removal of any such nominee at the request of the applicable Investor and (ii) designate directors for election or appointment, as applicable, to the Board in accordance with such Investor’s rights under Section 6.01(b) and Section 6.01(c) to fill vacancies created by reason of death, removal or resignation of its nominees to the Board, and the Company shall use its best efforts to nominate or cause the Board to appoint, as applicable, replacement directors designated by the applicable Investor to fill any such vacancies created pursuant to clause (i) or (ii) above as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). As soon as an Investor loses the right to designate one or more directors pursuant to Section 6.01(c), such Investor shall use commercially reasonable efforts to cause the prompt resignation of such director(s), and the resulting vacancies will be filled by the Board in accordance with the Company Charter Documents.

(e)            Reimbursement of Expenses. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(f)            Indemnification. For so long as any Investor Representative serves as a director of the Company, (i) the Company shall provide such Investor Representative with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company and (ii) the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Investor Representative nominated pursuant to this Agreement as and to the extent consistent with applicable Law, the Company Charter Documents and any indemnification agreements with directors (whether such right is contained in the Company Charter Documents or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights under applicable Law on a retroactive basis than permitted prior thereto).

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Section 6.02.      Company Obligations. The Company shall use its best efforts to (a) cause the Board to consist of the number of directors specified in Section 6.01 and to include in the slate of nominees to be voted upon by the stockholders of the Company the Persons designated for nomination to the Board in accordance with Section 6.01 and (b) include in the slate of nominees recommended by the Company for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected the Delta Directors, CK Directors and Cox Directors that, if elected, will result in the Company having the number and composition of directors serving on the Board as set forth in Section 6.01. With respect to any Investor Representative nominated by any Investor pursuant to this Agreement, the Company will include such nominee in its proxy materials for the applicable annual or special meeting together with the other nominees recommended by the Company and will provide the highest level of support for election of such Persons to the Board in connection with the annual or special meeting of stockholders of the Company.

Section 6.03.      Other Board Composition Matters.

(a)            The Company, Delta, CK Opps I and Cox shall cooperate in good faith to comply with any applicable national securities exchange or inter-dealer quotation system requirements, including the requirements of the NYSE, with respect to the nomination, designation and election of the Investor Representatives pursuant to this Article 6. Subject to Section 6.01(c), to the extent required by any applicable national securities exchange or inter-dealer quotation system requirements, including the requirements of the NYSE or any other applicable Law, if all Investor Representatives may not be nominated, designated or elected substantially concurrently, the Company, Delta and CK Opps I hereby covenant and agree to implement the designation of Investor Representatives in a manner such that Delta and CK Opps I shall have an equivalent number of Investor Representatives at the Closing and for six months after the Closing.

(b)            Each Investor shall notify the Company in writing of the director nominees designated pursuant to Section 6.01 no later than 20 Business Days prior to the Company’s expected filing of the applicable preliminary or definitive proxy statement or information statement to be filed with the SEC (the “Deadline”) and provide such information as the Company may reasonably request with respect to such director nominees in connection with such filing, including a customary director questionnaire or similar questionnaires for the purposes of maintaining compliance with applicable Law or the requirements of any applicable national securities exchange or inter-dealer quotation system; provided that, the Company has notified each Investor in writing of the date of the Deadline at least 15 Business Days prior to the Deadline to the extent practicable under the circumstances.

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(c)            If any Investor Representative is nominated by the Company for election to the Board, but fails to be elected, then the Company shall, as soon as practicable thereafter, subject to applicable Law, the Company Charter Documents and national securities exchange requirements (it being understood that the Investor Representative may not be independent), increase the size of its board of directors and appoint an individual designated in writing by the applicable Investor who is reasonably acceptable to the Company and meets the requirements under applicable Law to be an Investor Representative (such individual to be different from the individual who was not elected) to the Board.

(d)            Each Investor Representative must be a “citizen of the United States,” as defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the DOT or its predecessor or successors, or as the same may be from time to time amended, unless otherwise agreed by the Company in its reasonable discretion.

(e)            For the avoidance of doubt, nothing contained in this Agreement shall obligate the Company to maintain a classified Board structure, and it may elect to discontinue such structure at any time (subject to the Company Charter Documents and applicable Law). Any such discontinuation of the Company’s classified Board structure shall have no effect on the rights of each Investor hereunder except that any references to a Delta Director, CK Director or Cox Director being of any particular class of director shall thereafter be disregarded and of no further force and effect.

Section 6.04.      Termination of Original Investor Rights Agreement. Effective upon the Closing, the Company and Delta hereby agree that the Original Investor Rights Agreement and all of the respective rights and obligations of the parties thereunder are hereby terminated in their entirety and shall be of no further force or effect.

Section 6.05.      Chief Executive Officer and Consultation Rights.

(a)            For so long as each of CK Opps I and Delta is entitled to designate at least two directors to the Board pursuant to this Agreement, (i) the Board shall have, amongst other committees established in accordance with the Company Charter Documents, an advisory committee comprised of (A) one CK Director, (B) one Delta Director and (C) two other members of the Board who are “citizens of the United States” as defined in 49 USC § 40102(a)(15)(A) and the administrative interpretations thereof issued by the DOT (or its predecessor or successors, or as the same may be from time to time amended) and independent from the Company under NYSE Listing Company Manual and (ii) in the event that the chief executive officer of the Company in place at the Closing is to be replaced for any reason, any future chief executive officer of the Company shall be an individual selected pursuant to the following procedures: (A) the advisory committee, acting by majority vote of the members of such committee, shall submit to the Board a list of three candidates to serve as the chief executive officer of the Company (“CEO Candidates”) and recommend to the Board an individual amongst such CEO Candidates to serve as the chief executive officer of the Company, (B) the Board shall appoint one CEO Candidate to serve as the chief executive officer of the Company unless the Board determines in its discretion that no CEO Candidate is appropriate and qualified to serve in such capacity and (C) in the event that the Board fails to appoint an individual to serve as the chief executive officer pursuant to the foregoing clause (B), the advisory committee shall submit to the Board a different list of three candidates to serve as the chief executive officer of the Company and the process set forth in the foregoing clause (B) and this clause (C) shall be repeated until an individual is appointed by the Board to serve as the chief executive officer of the Company.

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(b)            The Company shall (i) reasonably consult with Delta prior to terminating or appointing a replacement, or filling any vacancy for, the senior most officer at each of the Company and any of its Subsidiaries that is an operating company who has primary responsibility for any of the following areas: (A) flight operations, (B) safety, (C) maintenance and quality control, (D) commercial strategy, and (E) commercial operations, which reasonable consultation shall include reviewing search criteria and any potential replacement candidates with Delta and reasonably considering potential candidates suggested by Delta; and (ii) provide Delta with not less than three Business Days’ notice prior to making any such termination or appointment.

Section 6.06.      Transfer Restrictions and Liquidity Rights. Each Investor hereby covenants and agrees (in the case of Section 6.06(a), (b) and (c), with the Company, unless otherwise approved by the Board, excluding for purposes of any such approval any Investor Representative of any Investor seeking to make a Transfer subject to restrictions set forth in this Section 6.06):

(a)            From the date hereof until the first anniversary of the date of this Agreement (the “Restricted Period”), no Investor shall Transfer or permit the Transfer of any or all of its or its Affiliates’ Shares, except to one or more of its Permitted Transferees.

(b)            Following the Restricted Period, subject to Section 6.06(c), Section 6.06(d) and Section 6.06(e), each Investor may Transfer or permit the Transfer of any or all of its or its Affiliates’ Shares to any Person other than a Non-Permitted Transferee; provided that, (i) no Investor shall be restricted from Transferring or permitting the Transfer of Shares to a Non-Permitted Transferee following the termination of the Commercial Agreement and (ii) after the fourth anniversary of the Closing, if CK Opps I requests that Delta and CK Opps I work together in good faith to initiate a process for a sale of the Company (as a stock sale of 100% of the outstanding shares of Common Stock) (such transaction, a “Sale of the Company”) and Delta does not agree with that request, then CK Opps I will be permitted to Transfer, subject to Section 6.06(d), any or all of its shares of Common Stock to a Non-Permitted Transferee that is in the private charter airline business but not to a buyer that is in the commercial airline business.

(c)            Notwithstanding anything to the contrary herein, (i) no Investor may Transfer or permit the Transfer of any or all of its or its Affiliates’ Shares if such Transfer would reasonably be expected to cause a Change of Control (as defined in the Credit Facility), (ii) Delta may not Transfer or permit the Transfer of any or all of its or its Affiliates’ Shares unless and until the Company and its Subsidiaries have Consolidated Adjusted EBITDA (as defined in the Credit Facility) of at least $50,000,000 for the preceding 12 month period; provided that, notwithstanding the foregoing clause (ii), Delta may Transfer or permit the Transfer of shares of Common Stock held by it or its Affiliates up to an amount that would permit Delta to reduce its beneficial ownership of Common Stock to 29.9% of the outstanding Common Stock of the Company in order to remain below ownership thresholds that have been disclosed by Delta to CK Opps I, subject to compliance with the provisions of Section 6.06(d) and Section 6.06(e) and (iii) no Investor may Transfer or permit the Transfer of any of its or its Affiliates’ Shares if such Transfer would reasonably be expected to cause the Company to no longer be deemed a “citizen of the United States” (as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the DOT or its predecessor or successors, or as the same may be from time to time amended).

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(d)            If, following the Restricted Period, (x) the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act, and (y) Delta, CK Opps I, Cox or any of their respective Affiliates (as applicable, the “ROFO Seller”) desires to Transfer any or all of their Shares (the “ROFO Shares” and such transaction, a “ROFO Transaction”) to any Person other than a Permitted Transferee (such proposed transferee, the “ROFO Purchaser”) in accordance with and to the extent permitted by Section 6.06(b) and Section 6.06(c), the ROFO Seller shall first offer to sell the ROFO Shares to (A) CK Opps I and Cox, in the case of a proposed Transfer by Delta, (B) Delta and Cox, in the case of a proposed Transfer by CK Opps I and (C) Delta and CK Opps I, in the case of a proposed Transfer by Cox (as applicable, the “ROFO Recipients”) and in accordance with the provisions of this Section 6.06(d).

(i)            Prior to any ROFO Transaction (or entering into any agreement to consummate a ROFO Transaction, other than any agreement that allows for the process set forth in this Section 6.06(d)), the ROFO Seller shall deliver a written notice (the “ROFO Notice” and the date on which the ROFO Seller delivers a ROFO Notice, the “ROFO Reference Date”) to the ROFO Recipients and the Company stating its bona fide intention to effect a ROFO Transaction, which ROFO Notice shall state the terms and conditions of such proposed ROFO Transaction, including the price proposed to be paid for all, but not less than all, of the ROFO Shares (the “Offer Price”) and the other material terms of such proposed ROFO Transaction, and which ROFO Notice shall constitute an offer by the ROFO Seller to sell the ROFO Shares to the ROFO Recipients. Each ROFO Recipient shall have a period of fifteen (15) Business Days following the ROFO Reference Date (the “Consideration Period”) to deliver written notice (an “Acceptance Notice”) to the ROFO Seller and the Company, which Acceptance Notice shall state that such ROFO Recipient accepts the offer to purchase its ROFO Pro Rata Share of the ROFO Shares upon the terms, conditions and price set forth in the ROFO Notice and shall indicate whether such ROFO Recipient elects to purchase the ROFO Pro Rata Share of the other ROFO Recipient in the event such other ROFO Recipient does not elect to purchase its ROFO Pro Rata Share of the ROFO Shares. In the event that a ROFO Recipient does not elect to purchase its ROFO Pro Rata Share of the ROFO Shares (a “Non-Participating ROFO Recipient”), but the other ROFO Recipient has indicated in its Acceptance Notice that it elects to purchase such ROFO Shares (a “Participating ROFO Recipient”), then the Participating ROFO Recipient shall purchase the ROFO Shares allocated to the Non-Participating ROFO Recipient in accordance with the terms of this Section 6.06(d). For purposes of the foregoing, the “ROFO Pro Rata Share” of a ROFO Recipient shall equal the product of (1) the total number of ROFO Shares times (2) a fraction the numerator of which is the total number of Common Shares held by such ROFO Recipient and the denominator of which is the total number of Common Shares held by all ROFO Recipients.

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(ii)            If a ROFO Recipient delivers an Acceptance Notice before the end of the Consideration Period, then the ROFO Recipient shall be obligated to purchase, and the ROFO Seller shall be obligated to sell, all but not less than all of the ROFO Shares indicated in such Acceptance Notice at the price and on the terms and conditions set forth in the ROFO Notice, and the closing of such purchase and sale shall be held as soon as reasonably practicable, but in any event within thirty (30) days following delivery of the Acceptance Notice at the principal office of the Company or at such other time and place as the ROFO Recipient and the ROFO Seller may mutually agree; provided that, if such ROFO Transaction is subject to regulatory approval, such 30-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received.

(iii)            If, prior to the expiration of the Consideration Period the ROFO Recipients have not delivered Acceptance Notices as to all of the ROFO Shares specified in the applicable ROFO Notice within the period set forth in Section 6.06(d)(i) in accordance with Section 6.06(d)(ii), then the ROFO Seller shall have the right to enter into definitive agreements with respect to the purchase of the ROFO Shares with the ROFO Purchaser, with the consummation of such purchase to occur no later than 180 days after the expiration of the Consideration Period (which period shall be extended automatically to the extent necessary to obtain required regulatory approvals, provided that the ROFO Seller or its Affiliates (as applicable) are continuing to use commercially reasonable efforts to obtain such regulatory approvals, until the expiration of five (5) Business Days after all such approvals have been received, but in no event shall the as-extended period exceed six (6) months); provided, however, that (x) the ROFO Seller shall not be permitted to make any such sale at a price that is less than the price set forth in the ROFO Notice, or otherwise on terms or conditions that are worse in the aggregate to the ROFO Recipient than those set forth in the ROFO Notice, and (y) if the consummation of such purchase is not completed within such 180-day period (as may be extended pursuant to this Section 6.06(d)(iii)), then the ROFO Seller may not Transfer such ROFO Shares pursuant to this Section 6.06(d) without delivering another ROFO Notice to the ROFO Recipients pursuant to Section 6.06(d)(i) and Section 6.06(d)(ii) and re-commencing the process contemplated thereby.

(e)            Subject to compliance with Section 6.06(b) and Section 6.06(c) and the procedures set forth in Section 6.06(d), if, following the Restricted Period, (x) the Company ceases or has ceased to be a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act, and (y) Delta, CK Opps I or any of their respective Affiliates (as applicable, the “Tag-Along Seller”) desires to Transfer any or all of their Shares (the “Tag-Along Shares” and such transaction, a “Tag-Along Transaction”) to any Person other than a Permitted Transferee, the Tag-Along Seller shall provide other Investors and the Company with written notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”), including the form of proposed agreement, if any, at least fifteen (15) Business Days prior to the consummation of such Transfer and offer the other Investors (each, a “Tagging Investor”), the opportunity to participate in such Transfer to the extent permitted by Section 6.06(c) and in accordance with the provisions of this Section 6.06(e) (the “Tag-Along Offer”).

(i)            The Tag-Along Notice shall identify the number of Shares proposed to be sold by the Tag-Along Seller, the form and amount of consideration per Share for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer.

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(ii)            Each Tagging Investor shall have the right (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Tag-Along Seller within 10 Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer up to a number of shares of Common Stock representing (x) a number of shares of Common Stock of such Tagging Investor equal to the number of shares of Common Stock owned by such Tagging Investor immediately prior to such Tag-Along Sale multiplied by (y) a fraction expressed as a percentage, determined by dividing the number of shares of Common Stock proposed to be sold by the Tag-Along Seller divided by the total number of shares of Common Stock held by the Tag-Along Seller immediately prior to such Tag-Along Sale. Each Tag-Along Response Notice shall include wire transfer or other instructions for payment of any consideration for the Shares being transferred in such Tag-Along Sale. Each Tagging Investor shall also deliver to the Tag-Along Seller, together with its Tag-Along Response Notice, the certificates or other applicable instruments, if any, representing the Shares of such Tagging Investor to be included in the Tag-Along Sale. Delivery of the Tag-Along Response Notice shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Investor, subject to the provisions of this Section 6.06(e).

(f)            After the fifth anniversary of the date of this Agreement, if at such time the Commercial Agreement remains in effect, then Delta and CK Opps I shall engage in good faith discussions regarding whether to pursue a Sale of the Company, including consultation among the chief executive officers of Delta and CK Opps I. In the event that, following such discussions and consultation, Delta determines not to pursue a Sale of the Company, CK Opps I may nevertheless cause the Company to effect a Sale of the Company in accordance with Section 6.06(g) and CK Opps I shall consider in good faith Delta’s feedback with respect to a suitable prospective buyer for a Sale of the Company; provided that (i) such Sale of the Company shall not be to any Person that engages, directly or indirectly, in a commercial airline business that is competitive with Delta (a “Delta Competitor”) and (ii) any market, mutually beneficial commercial arrangements set forth in the Commercial Agreement in effect at such time (including, for the avoidance of doubt, the incentive programs with respect to corporate accounts and retail sales support arrangements, “Market Mutual Arrangements”) between Delta and the Company will continue to be in effect following such Sale of the Company for the remainder of the then-current term thereof. If any prospective buyer in a Sale of the Company (that is not a Delta Competitor) wishes to negotiate any extension of the Market Mutual Arrangements beyond the remainder of the then-current term thereof, or any new, market, mutually beneficial commercial arrangements, Delta shall negotiate in good faith with such prospective buyer with respect to any such extension or new market, mutually beneficial commercial arrangements (in either case, for a term of up to three years from the closing of the Sale of the Company) (“Market Mutual Amendments”). Delta may exercise its change of control termination rights under the Commercial Agreement in its reasonable discretion only if no agreement reasonably acceptable to Delta is reached with such prospective buyer with respect to Market Mutual Amendments, in which case Delta shall provide a reasonable transition period to such prospective buyer following the closing of the Sale of the Company with respect to such commercial arrangements.

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(g)            After the fifth anniversary of the date of this Agreement, if at such time the Commercial Agreement is no longer in effect or otherwise subject to compliance with Section 6.06(f) and subject to and in accordance with this Section 6.06(g) (including when the Company is publicly traded, approval of the Board), Delta or CK Opps I may cause the Company to effect a Sale of the Company, to a prospective buyer who is not a Permitted Transferee of any Investor, in the manner and on the terms set forth in this Section 6.06(g), and subject to the requirements set forth in this Section 6.06(g) and Section 6.06(h); provided that, if at such time, the Company is no longer a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act, the ROFO provisions of Section 6.06(d) shall apply to such proposed Sale of the Company, mutatis mutandis; provided, further that, neither Delta nor CK Opps I may initiate a Sale of the Company following the fifth anniversary of the date of this Agreement unless the consideration from such Sale of the Company would satisfy the MOIC Hurdle with respect to each Investor. The Board will participate in, oversee and assist in the consummation of any Sale of the Company, including any “dual track” process; provided that, the Board shall not be required to take any actions the result of which could be deemed to be in breach of their fiduciary duties as reasonably determined by each member of the Board. The obligations of the holders of Common Stock to participate in a Transfer subject to this Section 6.06(g), shall be subject to the requirements set forth in Section 6.06(h) and the satisfaction of the following conditions: (i) upon the consummation of the Transfer, each holder of Common Stock shall be entitled to receive for its Common Stock the same form of, and the same proportional amount of consideration as each other Company Stockholder, is entitled to receive in respect of its shares of Common Stock (or as applicable, shares of other class of Equity Securities) (for the avoidance of doubt, any additional consideration to be received by any Company Stockholder for any consent given in connection with the Approved Sale will be shared with all other Stockholders on a pro rata basis (allocated based on the amount of consideration to be otherwise received by each such Company Stockholder in connection with such Sale of the Company)); and (ii) if any Company Stockholder is given an option as to the form and amount of consideration to be received, each holder of shares of Common Stock shall be given the same option (except, in each case of clauses (i) and (ii), that members of management may be offered the option to receive equity securities pursuant to a “rollover” which option may not be offered to all other holders of shares of Common Stock). If Delta or CK Opps I elects to exercise their rights under this Section 6.06(g), Delta or CK Opps I, as applicable, shall furnish a written notice (the “Drag-Along Notice”) to each other holder of shares of Common Stock and the Company as promptly as reasonably practicable following the execution by Delta or CK Opps I of any definitive agreement with respect to such Sale of the Company (the “Sale Agreement”), and in any event, no later than ten (10) days prior to the anticipated closing date of such Sale of the Company transaction. The Drag-Along Notice shall set forth the principal terms of the proposed Transfer insofar as it relates to such Common Stock including (i) the per share consideration or, if not reasonably determinable, Delta’s or CK Opps I’s, as applicable, good faith, reasonable determination of the maximum and minimum per share consideration to be received in the proposed Transfer and (ii) the identity of the prospective buyer and, with respect to each holder of Common Stock, include copies of agreements to be entered into by such holder in connection with such Transfer. If Delta or CK Opps I consummate the proposed Transfer to which reference is made in the Drag-Along Notice in accordance with and subject to requirements set forth in this Section 6.06(g) and Section 6.06(h), each other holder of Common Stock (each a “Participating Drag Seller”, and, together with Delta and CK Opps I, collectively, the “Drag-Along Sellers”) shall be bound and obligated to Transfer all of its Common Stock and other Equity Securities of the Company in the proposed Transfer on the same terms and conditions with respect to each share of the same class of Common Stock Transferred as each other Company Stockholder (including Delta and CK Opps I) shall Transfer such Equity Securities in such Sale of the Company. If the Sale Agreement is terminated in accordance with its terms, or at the end of the 270th day following the date of the effectiveness of the Drag-Along Notice under Section 8.05, Delta or CK Opps I, as applicable, has not consummated a Sale of the Company (which 270 day period may be extended to the extent necessary to obtain any required regulatory approvals for up to thirty (30) days following the date upon which any such required regulatory approvals have been obtained), then the Drag-Along Notice shall be null and void, and each Participating Drag Seller shall be released from his, her or its obligation under the Drag-Along Notice upon the first to occur of such termination or such 270th day (which 270 day period may be extended to the extent necessary to obtain any required regulatory approvals for up to thirty (30) days following the date upon which any such required regulatory approvals have been obtained), as applicable, and it shall be necessary for a separate Drag-Along Notice to be furnished and the terms and provisions of this Section 6.06(g) separately complied with, in order to consummate such proposed Transfer pursuant to this Section 6.06(g).

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(h)            Notwithstanding anything to the contrary in this Section 6.06, the following provisions shall be applied to any proposed Transfer to which Sections 6.06(e) or 6.06(g) applies:

(i)            Certain Legal Requirements. In the event the consideration to be paid in exchange for Equity Securities in a proposed Transfer pursuant to Sections 6.06(e) or 6.06(g) includes any securities, and (A) the receipt thereof by a Tagging Investor or Participating Drag Seller, as the case may be, would require under applicable Law the registration or qualification of such securities or (B) such Tagging Investor is not an “accredited investor” (within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission), such Tagging Investor or Participating Drag Seller, as the case may be, shall not have the right to receive such securities in such Transfer. In such event, the Participating Drag Sellers or Delta or CK Opps I, as the case may be, shall have the right, but not the obligation, to cause to be paid to such Tagging Investor or Participating Drag Seller, as the case may be, in lieu thereof, against surrender of the Equity Securities of the Company (in accordance with Section 6.06(h)(iv) hereof) to be Transferred by such Tagging Investor or Participating Drag Seller, as the case may be, to the prospective buyer in the proposed Transfer, an amount in cash equal to the fair market value (as determined by the Board in good faith) of such Equity Securities of the Company as of the date such securities would have been issued in exchange for such Equity Securities.

(ii)            Further Assurances. Each holder of Common Stock or other Equity Securities of the Company, whether in such Person’s capacity as a Tagging Investor or Participating Drag Seller, as the case may be, Company Stockholder, holder of convertible securities or holder of warrants of the Company, officer or Director (subject to the fiduciary duties of such Person in his or her capacity as a Director) or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order to expeditiously consummate each Transfer pursuant to Section 6.06(e) or Section 6.06(g) (as applicable) and any related transaction, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments reasonably requested by the Company or required in connection with the transaction; voting (subject to Section 6.07) all shares of Common Stock held by such Person in favor of such Transfer and such related transactions; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments that are required to be furnished with Governmental Authorities in connection with such transaction; and otherwise reasonably cooperating with the Drag-Along Sellers and the prospective buyer; provided, however, that Tagging Investors or Participating Drag Sellers (as the case may be) shall only be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the prospective buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Tagging Investor or Participating Drag Seller (as the case may be) (A) hereby waives any applicable appraisal and/or dissenter’s rights in connection with any Transfer made pursuant to Section 6.06(e) or Section 6.06(g) and (B) agrees to execute and deliver such agreements as may be reasonably specified by the Drag-Along Seller in order to expeditiously consummate each Transfer pursuant to Section 6.06(e) or Section 6.06(g) to which such Prospective Selling Stockholders or the Drag-Along Seller (as the case may be) will also be party on the same terms and conditions, including agreements to (i) make individual representations and warranties as to the unencumbered title to its Common Stock and the power, authority and legal right to Transfer such Common Stock and the absence of any adverse claim with respect to such Common Stock, and be liable without limitation as to such representations and warranties and (ii) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its Subsidiaries on a several but not joint and several basis (other than to the extent of an escrow or equivalent holdback, if applicable), without any liability for any representation, warranty, covenant or agreement made by and specific to any other holder of Common Stock; provided, however, that (1) the aggregate amount of liability described in this clause (ii) in connection with any Transfer of Common Stock shall not exceed the lesser of (x) such Tagging Investor’s or Participating Drag Seller’s (as the case may be) pro rata portion of any such liability, to be determined in accordance with such Tagging Investor’s or Participating Drag Seller’s (as the case may be) portion of the total Common Stock included in such Transfer or (y)  the proceeds (including, for such purpose, the value of any rollover or other securities received) paid to such Tagging Investor or Participating Drag Seller (as the case may be) in connection with such Transfer; and (2) in connection with a Sale of the Company, none of the Investors shall be required to agree to any non-competition, non-solicitation, non-hire, exclusivity or similar covenant.

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(iii)            Transfer Process. The Board (if the Company is publicly traded) or the Drag-Along Seller, in the case of a Sale of the Company, or the applicable Tag-Along Seller, in the case of a Tag-Along Offer, as applicable in accordance with the terms of Section 6.06, shall, in their respective sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer and the terms and conditions thereof that will be set forth in the Tag-Along Offer or the Drag-Along Notice, as applicable. Neither any Tag-Along Seller nor their respective Affiliates (nor, in the case of a Sale of the Company, the Drag-Along Seller, the Board or the Company) shall have any liability to any other holder of Common Stock arising from, relating to or in connection with the pursuit, and/or the form of such Transfer initiated by such party (whether by merger, stock purchase, recapitalization or otherwise), consummation, postponement, abandonment or terms and conditions of any proposed Transfer except to the extent the Tag-Along Seller or, in the case of a Sale of the Company, the Drag-Along Seller, the Board or the Company (as applicable) shall have failed to comply with the provisions of this Section 6.06.

(iv)            Closing. The closing of a Transfer to which Section 6.06(e) or Section 6.06(g) applies shall take place at such time and place as the Board or the Tag-Along Seller or the Drag-Along Seller, as applicable, shall specify by notice to each Tagging Investor or Participating Drag Seller, as applicable. At the closing of such Transfer, each Tagging Investor or Participating Drag Seller, as applicable, shall deliver the certificates, if any, evidencing the shares of Common Stock to be Transferred by such Tagging Investor or Participating Drag Seller, as applicable, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances (other than restrictions arising under this Agreement, any other agreement with the Company or applicable securities laws), with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

(v)            Proxy. In connection with the consummation of any Transfer to which Section 6.06(g) applies, each Participating Drag Seller (other than any Investor), hereby appoints the Board (A) as such Participating Drag Seller’s, as applicable, representative to act on behalf of such Participating Drag Seller, as applicable and (B) as such Prospective Drag Seller’s true and lawful proxy and attorney-in-fact, with full power of substitution, to transfer its Common Stock and Equity Securities of the Company pursuant to the terms of such Transfer and to execute any purchase agreement or other documentation required to consummate such Transfer. The powers granted herein shall be deemed to be coupled with an interest, shall be irrevocable and shall survive death, incompetency or dissolution of any such Participating Drag Seller.

(vi)            Expenses. In connection with the consummation of any Transfer to which Section 6.06(e) or Section 6.06(g) applies, each Tag-Along Seller or Drag-Along Seller, as the case may be, shall pay its pro rata share (based on such Company Stockholder’s share of the aggregate proceeds paid with respect to all of the Common Stock and Equity Securities of the Company included in such Transfer) of the expenses incurred by the Company and the Tag-Along Seller or the Drag-Along Seller, as applicable, in connection with such Transfer; provided, that the Tag-Along Seller or the Drag-Along Seller (as applicable) shall bear all of the expenses incurred by the Tag-Along Seller or the Drag-Along Seller (as applicable) that are exclusively related to any (re-)investment by any Tag-Along Seller or the Drag-Along Seller (as applicable) or its Affiliates in connection with such Transfer or any arrangements by any Tag-Along Seller or the Drag-Along Seller (as applicable) or its Affiliates related to the period following the closing of such Transfer for which the other Company Stockholders are not a party, in each case, exclusively for the benefit of such Tag-Along Seller or the Drag-Along Seller (as applicable) or its Affiliates and not for the benefit of the Company, its Subsidiaries or any other Company Stockholders.

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(vii)            Credit Facility. Notwithstanding anything to the contrary herein, in connection with any Sale of the Company, the consummation and closing of such transaction shall be conditioned upon the full repayment of the Credit Facility at, or prior to, the closing of such Sale of the Company.

(i)            After the fifth anniversary of the date of this Agreement, if at such time the Company is no longer a publicly traded company and/or ceases to be required to file periodic reports with the SEC under the Exchange Act, Delta, so long as it continues to hold beneficially, directly or indirectly, at least 50% of the Common Stock that Delta holds as of the Closing, and/or CK Opps I, so long as it continues to hold beneficially, directly or indirectly, at least 50% of the Common Stock that CK Opps I holds as of the Closing, (each, an “Initiating Investor”) may, by written notice to the Company, elect to require the Company to effect, as soon as practicable, an Initial Public Offering, and each Investor shall cause the directors designated by such Investor to take such reasonable and customary actions as are required to give effect to such Initial Public Offering on terms and conditions reasonably acceptable to each of Delta and CK Opps I. Such written notice shall specify a nationally recognized underwriter that the Initiating Investor desires to be the managing underwriter for the Initial Public Offering following consultation with the non-Initiating Investor. Upon receipt of such written notice, the Company shall engage such nationally recognized managing underwriter listed in such notice. The Board shall, by a majority vote unless otherwise required by the Company Charter Documents, make all other decisions regarding such Initial Public Offering, including the terms and conditions of such Initial Public Offering, the pricing of Equity Securities to be offered by the issuer in such Initial Public Offering, the size of the Initial Public Offering and the hiring of underwriters (other than the managing underwriter) and advisors and the drafting of documentation. If the Initiating Investor (1) requests that any of its or its Permitted Transferees’ Equity Securities of the Company be included in the Initial Public Offering, then such request shall be deemed a Demand Registration Request (as defined in the Registration Rights Agreement) for all purposes of Section 2.1.1 of the Registration Rights Agreement, and all of the terms and conditions applicable to a Demand Registration Request pursuant to Section 2.1 of the Registration Rights Agreement shall apply, or (2) does not request that any of its or its Permitted Transferees’ Equity Securities of the Company be included in the Initial Public Offering, then such Investor shall be entitled to piggyback rights pursuant to Section 2.3.1 of the Registration Rights Agreement, and all of the terms and conditions applicable to a Piggyback Registration (as defined in the Registration Rights Agreement) pursuant to Section 2.3 of the Registration Rights Agreement shall apply. The engagement of the underwriters shall be on financial and other terms customary for an Initial Public Offering in the industry, and all reasonable and documented fees and expenses shall be borne by the Company. The Company agrees and acknowledges that it shall be the indemnitor of first resort with respect to such Initial Public Offering.

(i)            At any time prior to the consummation of the Initial Public Offering, the Initiating Investor, may, by notice to the other Initiating Investor, if applicable, and the Company, elect to terminate an Initial Public Offering requested pursuant to this Section 6.06(h). The other Initiating Investor may thereafter elect to continue the Initial Public Offering (in which case, such Investor shall be deemed to be the sole Initiating Investor). Nothing in this Agreement shall constitute any underwriter as a third-party beneficiary entitled to receive any fees or expenses in connection with an Initial Public Offering terminated pursuant to this Section 6.06(h).

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(ii)            In connection with any request to effect an Initial Public Offering pursuant to this Section 6.06(h), each Investor shall, at the Company’s expense, reasonably cooperate and take such actions as are reasonably necessary or reasonably desirable to complete the Initial Public Offering in a manner designed to achieve a fair price and broad public distribution of the securities being offered.

(iii)            In connection with the consummation of an Initial Public Offering pursuant to this Section 6.06(h), the number of outstanding Equity Securities of the Company to be included in the Initial Public Offering shall be adjusted by way of stock split or reverse stock split to the extent necessary to cause each Equity Security of the Company sold to the public and the price per share of such Equity Securities (calculated before giving effect to any underwriting discounts and commissions) to be within the range recommended to the Company by the underwriters upon consummation of the Initial Public Offering. Each of the Investors and the Company shall cooperate with each other to implement the adjustments described in this Section 6.06(h).

(j)            In connection with a Transfer of Shares by any Investor or its Affiliates in accordance with this Agreement, such Investor may only transfer its right to designate one or more directors to the Board pursuant to this Agreement to the extent that (i) such Transfer is for an amount of shares of Common Stock that (x) in the case of Delta or CK Opps I, is 25% or more of the shares of Common Stock issued to such Investor on the date hereof and (y) in the case of Cox is for 70% or more of the shares of Common Stock issued to Cox on the date hereof, in which case, such Investor may only transfer its right to designate the number of directors to the Board that such Investor would no longer be entitled to designate pursuant to Section 6.01(c) as a result of such Transfer, and (ii) in the case of CK Opps I and Cox, such Transfer shall not be to a Non-Permitted Transferee except as permitted in Section 6.06(b).

(k)            Delta’s rights pursuant to Section 6.06(d), Section 6.06(f) and Section 6.06(g) shall terminate and be of no further force or effect upon Delta ceasing to hold beneficially, directly or indirectly in the aggregate, at least 50% of the shares of Common Stock issued to Delta pursuant to this Agreement. CK Opps I’s rights pursuant to Section 6.06(d), Section 6.06(f) and Section 6.06(g) shall terminate and be of no further force or effect upon CK Opps I ceasing to hold beneficially, directly or indirectly in the aggregate, at least 50% of the shares of Common Stock issued to CK Opps I pursuant to this Agreement. Each Investor’s rights to participate in a Tag-Along Transaction pursuant to Section 6.06(e) shall terminate and be of no further force or effect, with respect to each Investor, upon such Investor holding beneficially, directly or indirectly in the aggregate, less than 30% of the shares of Common Stock issued to such Investor pursuant to this Agreement.

(l)            Without limiting the foregoing provisions in this Section 6.06, in the event that Delta and/or CK Opps I elects to cause the Company to effect a Sale of the Company in accordance with the terms of this Agreement at a time when the Company is no longer a publicly traded company, then the Company shall take all actions reasonably requested by Delta or CK Opps I, as applicable, to support the consummation of such Sale of the Company.

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Section 6.07.      Other Governance Matters.

(a)            Without the prior written consent of each of Delta, so long as Delta is entitled to designate at least one director pursuant to Section 6.01, and CK Opps I, so long as CK Opps I is entitled to designate at least one director pursuant to Section 6.01, acting independently (such consent, the “Requisite Consent”), the Company and the Board shall not, and shall not cause or permit any Subsidiary of the Company to:

(i)            issue, redeem or repurchase Equity Securities of the Company or any of its Subsidiaries (other than, in each case, issuances, awards, redemptions or repurchases of Equity Securities approved by the Board under any management incentive plan;

(ii)           create or incur any indebtedness, other than to the extent permitted under the Credit Facility;

(iii)          (A) incur any capital expenditures or (B) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly any assets, securities, properties or businesses, in each case, with a value in excess of $10,000,000 per occurrence or in the aggregate, other than to the extent permitted under the Credit Facility;

(iv)          sell, assign, lease, sublease, license, sublicense or otherwise transfer or dispose of, any assets of the Company or its Subsidiaries with a value in excess of $10,000,000 per occurrence or in the aggregate, other than to the extent permitted under the Credit Facility;

(v)           make material changes to the scope of business of the Company and its Subsidiaries as of the date hereof;

(vi)          change the brand name of the Company or its Subsidiaries;

(vii)         commence, settle or compromise, or threaten to offer to commence, settle or compromise, any Proceeding (other than in connection with this Agreement) involving amounts in excess of $10,000,000;

(viii)        change, modify or alter the dividend policy of the Company and its Subsidiaries;

(ix)           commence or initiate the dissolution, liquidation or winding up of the Company;

(x)            amend, modify or supplement the Company Charter Documents in a manner adverse to Delta or CK Opps I (provided that, for purposes of this clause (x), the Requisite Consent shall only require the prior written consent of Delta or CK Opps I to the extent such amendment, modification or supplement would reasonably be expected be adverse to Delta or CK Opps I, as applicable);

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(xi)           change its methods of accounting, except as required under GAAP, IFRS or the rules and regulations of the SEC;

(xii)          make or change any tax election, change any annual tax accounting period, or adopt or change any method of tax accounting; or

(xiii)         enter into any transaction, agreement or arrangement between the Company or any of its Subsidiaries, on the one hand, and any Investor or any of its Affiliates, on the other hand, except for any commercial arrangements between the Company or its Subsidiaries and Delta or its Affiliates relating to the operations of the Company (which, for the avoidance of doubt, shall be subject to approval by the Board with the Delta Directors recused from such approval).

Article 7
REGISTRATION RIGHTS

Section 7.01.      Registration Rights. The Investors shall have registration rights with respect to the Shares as set forth in Exhibit A attached hereto.

Article 8
MISCELLANEOUS

Section 8.01.      Interpretation of Provisions; Severability. Article, Section and Schedule references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent or approval is to be made or given by any Party to this Agreement, such action shall be in such Party’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 8.02.      Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing without time limit.

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Section 8.03.      No Waiver; Modifications in Writing.

(a)            No Waiver. No failure or delay on the part of any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.

(b)            Modifications in Writing. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless in writing and signed by each of the Parties hereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 8.04.      Binding Effect; Assignment.

(a)            Binding Effect. This Agreement shall be binding upon the Company, each Investor, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns.

(b)            Assignment of Rights. All or any portion of the rights and obligations of each Investor under this Agreement may be transferred by such Investor to any of its Affiliates; provided, however, that in the event of such assignment, the assignee must agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned.

Section 8.05.      Notices. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, air courier guaranteeing overnight delivery, electronic mail or personal delivery to the following addresses:

(a)            If to an Investor, to the address provided on such Investor’s signature page to this Agreement, with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10016
Attention:	Louis L. Goldberg
Darren M. Schweiger
Email:	louis.goldberg@davispolk.com
darren.schweiger@davispolk.com

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(b)            If to the Company:

Wheels Up Experience Inc.
c/o Wheels Up Partners LLC
601 W 26th Street, Suite 900
New York, NY 10002
Attention: Laura Heltebran, Chief Legal Officer

with a copy to:

Kirkland & Ellis LLP

1301 Pennsylvania Avenue, N.W.

Washington, District of Columbia 20004

Attention: Rachel W. Sheridan, P.C.
Email: rachel.sheridan@kirkland.com

Attention: Shagufa R. Hossain, P.C.
Email: shagufa.hossain@kirkland.com

or to such other address as the Company or an Investor may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time of transmittal, if sent via electronic mail; upon actual receipt if sent by certified mail, return receipt requested; and upon actual receipt if delivered by an air courier guaranteeing overnight delivery.

Section 8.06.      Entire Agreement; No Other Representations or Warranties.

(a)            This Agreement and the Company Disclosure Letter are intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

(b)            Except for the representations and warranties of the Company expressly set forth in Article 3 and the representations and warranties of each Investor expressly set forth in Article 4, the Company and each Investor mutually acknowledge that none of the Company, any Investor, any of their respective Representatives or any other Person has made or is making any express or implied representation or warranty with respect to the Company, any Investor or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects.

(c)            Each Party hereto further agrees that it shall not bring any action, claim or legal proceeding against any other Party (or any Representative of any other Party) arising out of or relating to this Agreement or the transactions contemplated hereby on the basis, or assert (whether affirmatively or as a defense) in any such action, claim or legal proceeding brought by any other Person, that in entering into this Agreement the first-mentioned Party actually relied on any statement, representation or warranty not expressly set forth in this Agreement of or made by any other Party (or any Representative of any other Party).

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Section 8.07.      Governing Law; Jurisdiction. This Agreement, and any claim arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware (excluding any conflict of laws rules and principles of the State of Delaware that would result in the internal Laws of any other jurisdiction being applicable) applicable to contracts executed in and to be performed entirely within that State. All actions arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in the Court of Chancery of the State of Delaware, or if such court does not have jurisdiction, the Superior Court of the State of Delaware, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such suit, action or other proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

Section 8.08.      Specific Enforcement. The Parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the Investment to be consummated on the terms and subject to the conditions set forth in this Agreement and the investor rights set forth in Article VI) in the courts described in Section 8.07 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.08), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Investors would have entered into this Agreement. The Parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.08 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.09.      WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.09.

42

Section 8.10.      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. An executed copy of this Agreement delivered by facsimile, electronic mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 8.11.      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Investment shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred. Notwithstanding anything to the contrary in the foregoing, the Company will pay or promptly reimburse the Investors for any stamp duty, transfer taxes or similar taxes (if any) payable in connection with the original issuance of Common Stock and the acceptance of such Common Stock by the Investors pursuant to this Agreement.

Section 8.12.      Investors Not a Group. Each of the parties agrees and acknowledges that the Investors are executing a single agreement solely for purposes of convenience, that each of the Investors has separately negotiated regarding the terms of this Agreement with the Company, that this Agreement constitutes a separate agreement between the Company and each Investor and not an agreement among Investors, that no Investor shall be responsible for the representations, warranties, agreements or covenants of any other Investor pursuant to this Agreement, that there is no agreement, arrangement or understanding among the Investors with respect to the subject matter of this Agreement or otherwise with respect to any Equity Securities of the Company and that none of the Investors is acting as a group (as that term is defined in Rule 13d-5 under the Exchange Act) with any other Investor.

Section 8.13.      Limit on Voting Rights. Prior to the Deferred Closing, for so long as CK Opps I holds Common Stock, all shares of Common Stock held by CK Opps I in excess of 19.9% of the voting stock of the Company, only for so long as they are held by CK Opps I, will not have voting rights in accordance with the Company Charter Documents. Following the Deferred Closing for so long as CK Opps I holds Common Stock, all shares of Common Stock held by CK Opps I in excess of 24.9% of the voting stock of the Company, only for so long as they are held by CK Opps I, will not have voting rights in accordance with the Company Charter Documents.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

WHEELS UP EXPERIENCE INC.

By:	/s/ Todd Smith
	Name:	Todd Smith
	Title:	Interim Chief Executive Officer and Chief Financial Officer

[Company Signature Page to Investment Agreement]

DELTA AIR LINES, INC.

Signature:	/s/ Kenneth W. Morge II

Name of Signatory:	Kenneth W. Morge II

Title:	Senior Vice President – Finance & Treasurer

Delta Air Lines, Inc.
1030 Delta Blvd.
Dept. 856
Atlanta, Georgia 30354
Attention: Treasurer

With a copy to:
Delta Air Lines, Inc.
1030 Delta Blvd.
Dept. 981
Atlanta, Georgia 30354
Attention: Chief Legal Officer

[Investor Signature Page to Investment Agreement]

COX INVESTMENT HOLDINGS, INC.

Signature:	/s/ Luis A. Avila

Name of Signatory:	Luis A. Avila

Title:	Assistant Secretary

Address:	6205 Peachtree Dunwoody Rd.

City:	Atlanta	State:	Georgia

Postal Code:	30328

Country:	USA

Telephone:	[*****]	Facsimile:	N/A

Email Address:	[*****]

[Investor Signature Page to Investment Agreement]

CK WHEELS LLC

Signature:	/s/ Laura L. Torrado

Name of Signatory:	Laura L. Torrado

Title:	Authorized Signatory

Address:	280 Park Avenue, 22 Floor East

City:	New York	State:	New York

Postal Code:	10017

Country:	USA

Telephone:	[*****]	Facsimile:	[*****]

Email Address:	[*****]

Signature:	/s/ Thomas LaMacchia

Name of Signatory:	Thomas LaMacchia

Title:	Authorized Signatory

Address:	350 Madison Avenue, 8th Floor

City:	New York	State:	New York

Postal Code:	10017

Country:	USA

Telephone:	[*****]

Email Address:	[*****]

[Investor Signature Page to Investment Agreement]

Schedule A

SCHEDULE OF INVESTORS

Investor	Investor Shares
Delta Air Lines, Inc.	287,674,261
CK Wheels LLC	287,674,261
Cox Investment Holdings, Inc.	95,891,419

Investor	Investor Initial Shares
Delta Air Lines, Inc.	60,563,002
CK Wheels LLC	60,563,002
Cox Investment Holdings, Inc.	20,187,667

Investor	Investor Deferred Shares
Delta Air Lines, Inc.	227,111,259
CK Wheels LLC	227,111,259
Cox Investment Holdings, Inc.	75,703,752

Exhibit A

REGISTRATION RIGHTS AGREEMENT

[See attached]